Exhibit 10.1

Execution Version

SECOND AMENDMENT AND LIMITED CONSENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT AND LIMITED CONSENT TO CREDIT AGREEMENT, dated as of the 8th day of July, 2009 (this “Amendment”), is made among IPC HOLDINGS, LTD., a company organized under the laws of Bermuda (“IPC Holdings”). IPCRe LIMITED, a company organized under the laws of Bermuda (“IPCRe Limited”), Lenders listed on the signature pages hereto, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and Fronting Bank (the “Administrative Agent”).

RECITALS

A. The Credit Parties, the Lenders party thereto and the Administrative Agent are parties to that certain Credit Agreement dated as of April 13, 2006 (as amended by the First Amendment dated as of January 25, 2008 and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

B. IPC Holdings and Validus Holdings, Ltd., a Bermuda exempted company (“Acquirer”) have proposed a business combination in which, pursuant to the Amalgamation Agreement (as defined below) upon satisfaction of certain conditions precedent, IPC Holdings will amalgamate with Validus, Ltd., a Bermuda exempted company and wholly-owned subsidiary of Acquirer (“Amalco Sub”), into Validus Ltd. (“NewCo”). Immediately after the consummation of the Amalgamation, Acquirer will directly own 100% of the equity interests of NewCo.

C. The Credit Parties desire to obtain the consent of the Required Lenders to the Amalgamation prior to the public announcement thereof and to make certain amendments to the Credit Agreement, and the Administrative Agent and the Required Lenders have agreed to make such amendments on the terms and conditions set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

LIMITED CONSENT

1.1 Subject to the satisfaction of the conditions set forth in Article IV of this Amendment, the undersigned Lenders hereby each offer their limited consent to the Amalgamation until the earlier of the following (each, a “Consent Termination Event”): (i) 5:00 p.m. EST on January 31, 2010, if the Amalgamation shall not have been consummated by such time; (ii) the date upon which the board of directors of IPC Holdings shall have withdrawn or withheld its approval of the Amalgamation or qualified or modified such approval in any material manner adverse to the Lenders (taken as a whole), or publicly proposed to, or publicly announced that it has resolved to take any such action; (iii) the date upon which IPC Holdings advises the Administrative Agent, or the Administrative Agent otherwise reasonably determines that the Amalgamation Agreement (as defined below) shall have been waived, amended, supplemented or otherwise modified in a manner materially adverse to the Lenders, (iv) the date upon which the Amalgamation Agreement shall have been terminated by any party thereto, or (v) the failure by IPC Holdings to pay the closing fees and expenses set forth in Section 7.3 hereof by 5:00 p.m. EDT on July 13, 2009.

1.2 Upon the occurrence of any Consent Termination Event, the limited consent set forth in Section 1.1 hereof shall upon written notice of the Administrative Agent to IPC Holdings terminate and be of no further force or effect, and all rights and remedies with respect to the matters set forth in Section 1.1 hereof of the Administrative Agent and the Lenders under the Credit Agreement and any other Credit Document shall, without any further action by any person, automatically be reinstated as if the limited consent set forth in Section 1.1 hereof had not become effective; provided that the occurrence of a Consent Termination Event in and of itself shall not constitute a Default or Event of Default under the Credit Agreement. This limited consent shall not constitute or be deemed to be a waiver of, consent to or departure from, any other term or provision in the Credit Agreement, which shall continue in full force and effect, nor shall this limited consent constitute a course of dealing among the parties. For the avoidance of doubt, the occurrence of any Consent Termination Event shall have no effect upon the amendments set forth in Article II herein or the termination of the Tranche 1 Commitments set forth in Article III herein, each of which are irrevocable.

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

Effective as of the Second Amendment Effective Date:

2.1 Amendments to Section 1.1 Consisting of New Definitions. The following definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

“ ‘Acquirer’ means Validus Holdings, Ltd., a Bermuda exempted company.

“ ‘Amalco Sub’ means Validus Ltd., a Bermuda exempted company and a wholly owned subsidiary of the Acquirer

“ ‘Amalgamation’ means the amalgamation, pursuant to the Amalgamation Agreement, of Amalco Sub and IPC Holdings into NewCo, with NewCo becoming a Wholly Owned Subsidiary of Acquirer.

“ ‘Amalgamation Agreement’ means the Agreement and Plan of Amalgamation, dated as of July [—], 2009, by and among IPC Holdings, Amalco Sub, and Acquirer in the form attached as Annex A to the Second Amendment, as amended, modified, restated or supplemented from time to time in accordance with the terms of the Second Amendment.

“ ‘NewCo’ means, after the “Effective Time”(as defined in the Amalgamation Agreement) of the Amalgamation, Validus Ltd., a Bermuda exempted company.”

“ ‘Second Amendment’ means the Second Amendment and Limited Consent to Credit Agreement dated as of the 8th day of July, 2009 among IPC Holdings, IPCRe Limited, the Lenders and the Administrative Agent.

“ ‘Second Amendment Effective Date’ shall mean the date upon which the conditions to the effectiveness of the Second Amendment set forth in Article II thereof are satisfied or waived in accordance with their terms.”

2.2 Amendments to Section 1.1 Consisting of Modified Definitions. The following definitions in Section 1.1 of the Credit Agreement are hereby amended in their entirety to read as follows:

“ ‘Credit Party’ means (i) prior to the Amalgamation, IPCRe Limited or IPC Holdings, and (ii) after the Amalgamation, IPCRe Limited and NewCo and “Credit Parties” means all of the foregoing.”

“ ‘Tranche 2 Maturity Date’ means the earlier of (i) the date of consummation of the Amalgamation or (ii) April 13, 2011.”

2.3 Amendment to Section 2.9(e) (Fees). Section 2.9(e) of the Credit Agreement is hereby amended by inserting the following proviso at the end thereof:

“provided that upon the earlier of (i) the date 60 days after the Second Amendment Effective Date and (ii) the date of the consummation of the Amalgamation, the Tranche 2 Commitment Fee shall be increased to a per annum rate of 0.15%;”

2.4 Amendment to Section 2.9(f) (Fees). Section 2.9(f) of the Credit Agreement is hereby amended by inserting the following proviso at the end thereof:

“provided that upon the earlier of (i) the date 60 days after the Second Amendment Effective Date and (ii) the date of the consummation of the Amalgamation, the Tranche 2 Letter of Credit Fee shall be increased to a per annum rate of 0.75%;”

2.5 Amendment to Section 2.19 (Increase in Commitments). Section 2.19 of the Credit Agreement is deleted in its entirety.

2.6 Amendment to Section 2.20 (Additional Account Parties). Section 2.20 of the Credit Agreement is hereby amended by adding the words “but prior to the date of consummation of the Amalgamation” immediately following the words “after the Effective Date” on the second line thereof.

2.7 Amendment to Section 3.1 (Syndicated Letters of Credit). Section 3.1(c) of the Credit Agreement is amended in its entirety to read as follows:

“(c) Expiry Date. Each Syndicated Letter of Credit shall expire at or prior to the close of business on the date one year after the date of the issuance of such Syndicated Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension); provided, however, that a Syndicated Letter of Credit shall provide by its terms, and on terms acceptable to the Administrative Agent, for renewal for successive periods of one year or less (but not beyond the Final Maturity Date or, if the Amalgamation shall have been consummated, December 31, 2010) unless and until the Administrative Agent shall have delivered prior written notice of nonrenewal to the beneficiary of such Syndicated Letter of Credit (a “Notice of Non-Extension”) no later than the time specified in such Syndicated Letter of Credit. The Administrative Agent will give Notices of Non-Extension as to all outstanding Syndicated Letters of Credit the earlier of (i) the date it is requested to do so by the Required Lenders pursuant to Section 9.2(e), (ii) if the consummation of the Amalgamation shall have occurred, January 1, 2010 and (iii) if the consummation of the Amalgamation shall not have occurred, the Tranche 2 Termination Date. The Administrative Agent shall promptly provide a copy of any such notice to the applicable Account Party, unless prohibited by any Requirement of Law from doing so.”

2.8 Amendment to Section 3.2 (Participated Letters of Credit). Section 3.2(c) of the Credit Agreement is amended in its entirety to read as follows:

“(c) Expiry Date. Each Participated Letter of Credit shall expire at or prior to the close of business on the date one year after the date of the issuance of such Participated Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension); provided, however, that a Participated_Letter of Credit shall provide by its terms, and on terms acceptable to the Administrative Agent, for renewal for successive periods of one year or less (but not beyond the Final Maturity Date or, if the Amalgamation shall have been consummated, December 31, 2010) unless and until the Administrative Agent shall have delivered prior written notice of nonrenewal to the beneficiary of such Participated_Letter of Credit (a “Notice of Non-Extension”) no later than the time specified in such Participated_Letter of Credit. The Administrative Agent will give Notices of Non-Extension as to all outstanding Participated_Letters of Credit the earlier of (i) the date it is requested to do so by the Required Lenders pursuant to Section 9.2(e), (ii) if the consummation of the Amalgamation shall have occurred, January 1, 2010 and (iii) if the consummation of the Amalgamation shall not have occurred, the Tranche 2 Termination Date. The Administrative Agent shall promptly provide a copy of any such notice to the applicable Account Party, unless prohibited by any Requirement of Law from doing so.”

2.9 Amendment to Section 3.10 (Conversion of Letters of Credit). Section 3.10 of the Credit Agreement is deleted in its entirety.

2.10 Amendments to Section 6.1 and 6.2. Upon the consummation of the Amalgamation, the Credit Parties shall no longer be required to comply with Sections 6.1, 6.2(a), 6.2(c)(i) and (ii) and 6.2(d)(ii) of the Credit Agreement.

2.11 Amendment to Section 6.10(b) (Collateral). Section 6.10(b) of the Credit Agreement is amended in its entirety as follows:

“(b) Each Account Party shall at all times cause its respective Borrowing Base to equal or exceed the sum of 103% of the aggregate principal amount of Tranche 2 Letter of Credit Exposure attributable to such Account Party at such time.”

2.12 Amendment to Section 6.10(e) (Collateral). Section 6.10(e) of the Credit Agreement is deleted in its entirety.

2.13 Amendments to Article VI (Affirmative Covenants). New Section 6.12 of the Credit Agreement is hereby amended in its entirety as follows:

“6.12 Amalgamation Matters.

(a) As of the consummation of the Amalgamation, all approvals, permits and consents of any Governmental Authorities (including, without limitation, all relevant Insurance Regulatory Authorities) in each jurisdiction where any of IPC Holdings, Amalco Sub, NewCo, or IPCRe Limited underwrite or engage in material business or of other Persons (the failure of which to obtain would reasonably likely be materially detrimental to the Credit Parties or the Lenders), if any, required in connection with the execution and delivery of the Amalgamation Agreement and the consummation of the transactions contemplated thereby shall have been obtained (without the imposition of restrictions or conditions that are materially adverse to the Administrative Agent, the Fronting Bank or the Lenders with respect to the transactions contemplated hereby), and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Administrative Agent shall have received such copies thereof as it shall have reasonably requested; all applicable waiting periods shall have expired or terminated; and no order, injunction or decree shall have been entered by, any Governmental Authority, in each case to enjoin, restrain, restrict, set aside or prohibit, or impose materially adverse conditions upon, the Amalgamation or the consummation of the transactions contemplated thereby.

(b) The Amalgamation Agreement shall be in full force and effect and shall not have been amended in a manner that is materially adverse to the Lenders since the Second Amendment Effective Date except such amendments as have been approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed).

2.14 Amendments to Article VII (Financial Covenants). Upon the consummation of the Amalgamation, the Credit Parties shall no longer be required to comply with Article VII of the Credit Agreement.

2.15 Amendment to Section 9.1(q) (Events of Default). Section 9.1(q) of the Credit Agreement is hereby amended in its entirety as follows:

“(q) Any of the following shall occur:

(i) at any time prior to the consummation of the Amalgamation, (A) any Person or group of Persons (other than American International Group, Inc. or any of its Affiliates) acting in concert as a partnership or other group, shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the date hereof, the “beneficial owner” (within the meaning of such term under Rule 13d-3 under the Exchange Act) of securities of IPC Holdings representing the right to exercise 30% or more of the Total Voting Power of the then outstanding securities of IPC Holdings ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; or (B) the Board of Directors of IPC Holdings shall cease to consist of a majority of the individuals who constituted the Board of Directors as of the date hereof or who shall have become a member thereof subsequent to the date hereof after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of IPC Holdings as of the date hereof (or their replacements approved as herein required).

(ii) at any time after the consummation of the Amalgamation: (A) NewCo ceases to be a Wholly Owned Subsidiary of Acquirer or (v) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of NewCo or IPCRe Limited (except as permitted hereunder).”

2.16 Amendment to Section 9.2(c). Section 9.2(c) of the Credit Agreement is hereby amended by deleting the figure “100%” and substituting therefor the figure “103%”.

2.17 Amendment to Section 12.7. Section 12.7(a) of the Credit Agreement is hereby amended in its entirety as follows:

“(a) remain in full force and effect until the consummation of the Amalgamation, and if the Amalgamation shall not have occurred, until the latest of (i) the payment in full in cash of all Obligations payable under this Agreement and (ii) the Final Expiry Date.”

2.18 Amendments to Schedules. Schedules 1.1(a) (Commitments) and 1.1(b) (Borrowing Base) are hereby amended by substituting Schedules 1.1(a) and l.(b) attached hereto therefor.

ARTICLE III

TERMINATION OF TRANCHE 1 COMMITMENTS

Effective as of the Second Amendment Effective Date, the aggregate Tranche 1 Commitments shall be permanently terminated in whole, and by the execution hereof of the Required Lenders, the requirement in Section 2.5(b) of the Credit Agreement to provide 3 Business Days prior written notice to the Administrative Agent is hereby waived.

ARTICLE IV

CONDITIONS OF EFFECTIVENESS

4.1 The limited consent set forth in Article I, the amendments set forth in Article II, and the termination of the aggregate Tranche 1 Commitments shall become effective as of the date (the “Second Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:

(a) The Administrative Agent shall have received counterparts (or other evidence of execution, including telephonic message, satisfactory to the Administrative Agent) of this Amendment, which collectively shall have been duly executed on behalf of the Credit Parties and the Required Lenders.

(b) The representations and warranties of the Credit Parties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects as of the Second Amendment Effective Date, with the same effect as though made on such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

(c) No Default or Event of Default has occurred and is continuing or will result from the execution and delivery or effectiveness of this Amendment or the Amalgamation Agreement (in the case of the Amalgamation Agreement, provided that this Amendment and the limited consent in Article I are effective).

(d) The Administrative Agent shall have received evidence satisfactory to it that an amount of cash equal to 103% of the stated amount of all issued and outstanding Tranche 2 Letters of Credit has been deposited into the Custodial Account.

(e) Such other documents, certificates, opinions and instruments in connection with the transactions contemplated hereby as the Administrative Agent shall have reasonably requested.

ARTICLE V

CONFIRMATION OF REPRESENTATIONS AND WARRANTIES

Each Credit Party hereby represents and warrants, on and as of the Second Amendment Effective Date, that (i) the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the Second Amendment Effective Date, both immediately before and after giving effect to this Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date), (ii) this Amendment has been duly authorized, executed and delivered by such Credit Party and constitutes the legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, (iii) no Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date, both immediately before and after giving effect to this Amendment, (iv) the Credit Parties have heretofore furnished to the Administrative Agent true and complete copies of the Amalgamation Agreement (including all exhibits and schedules) and all amendments, modifications and waivers relating thereto (collectively, the “Amalgamation Documents”) and (v) as of the Second Amendment Effective Date, none of the Amalgamation Documents has been amended, modified or supplemented, nor any condition or provision thereof waived, in each case in a manner materially adverse to the Lenders other than as approved by the Administrative Agent, and each such Amalgamation Document is in full force and effect.

ARTICLE VI

ACKNOWLEDGEMENT AND CONFIRMATION OF THE CREDIT PARTIES

Each of the Credit Parties hereby confirms and agrees that, after giving effect to this Amendment, the Credit Agreement and the other Credit Documents remain in full force and effect and enforceable against the Credit Parties in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect, and represents and warrants to the Lenders that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Credit Documents, or if such Credit Party has any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this Amendment. This acknowledgement and confirmation by the Credit Parties is made and delivered to induce the Administrative Agent and the Lenders to enter into this Amendment, and each of the Credit Parties acknowledges that the Administrative Agent and the Lenders would not enter into this Amendment in the absence of the acknowledgement and confirmation contained herein.

ARTICLE VII

MISCELLANEOUS

7.1 Notice of Non-Extension. After the consummation of the Amalgamation but no sooner than January 1, 2010, the Credit Parties hereby acknowledge and agree that each of the Administrative Agent (with respect to any Syndicated Letter of Credit) and the Fronting Bank (with respect to any Participated Letter of Credit) is authorized to give Notices of Non-Extension as to all outstanding Letters of Credit issued by it.

7.2 Joinder of NewCo. As of the consummation of the Amalgamation, the parties hereto agree that (i) NewCo shall automatically become and shall be deemed for all purposes to be, a party to the Credit Agreement as a Credit Party as if it were an original signatory thereto, (ii) that it will be deemed to have been and be bound, jointly and severally with each other Credit Party, by all of the conditions, obligations, appointments, covenants, representations, warranties and other agreements of a Credit Party under, and as set forth in, the Credit Agreement and the other Credit Documents, (iii) that it assumes all Obligations of IPC Holdings as a primary obligor, (iv) that it grants and confirms the grant of a security interest in its Collateral pursuant to the Security Documents, (v) all references to the term “IPC Holdings” in the Credit Agreement and the other Credit Documents shall, unless otherwise specifically provided, mean NewCo and (vi) NewCo will promptly execute all further documentation, amendments, supplements, schedules, agreements and/or financing statements required by the Administrative Agent consistent and in connection with the Credit Agreement and this Amendment. The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to execute any document, amendment or other agreement necessary to effectuate the foregoing.

7.3 Closing Fees and Expenses. IPC Holdings agrees to pay to the Administrative Agent: (i) to Wells Fargo Securities, LLC, the fees and, to the extent invoiced, expenses (including legal fees and expenses) specified in the engagement letter, dated July 8, 2009, among IPC Holdings, and Wells Fargo Securities, LLC, (ii) to the Administrative Agent, for the account of each Lender that has approved this Amendment on or prior to July 8, 2009, an amendment fee equal to 0.125% of the Tranche 2 Commitment of such Lender, (iii) all accrued and unpaid interest and fees outstanding with respect to the Tranche 1 Commitments and (iv) all other fees and reasonable expenses of the Administrative Agent (including, without limitation, legal fees and expenses invoiced prior to such date) in connection with the Amendment, and all of the foregoing shall have been paid no later than 5:00 p.m. EDT on July 13, 2009.

7.4 Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

7.5 Full Force and Effect. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this Amendment. Any reference to the Credit Agreement or any of the other Credit Documents herein or in any such documents shall refer to the Credit Agreement and Credit Documents as amended hereby. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

7.6 Expenses. All reasonable fees and expenses of counsel to the Administrative Agent, and all reasonable out-of-pocket costs and expenses of the Administrative Agent, in each case, in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Credit Documents delivered in connection herewith shall have been paid.

7.7 Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

7.8 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

7.9 Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

7.10 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

IPC HOLDINGS, LTD.

By:	/s/ John Weale
Name:	John Weale
Title:	President & Interim CEO

IPCRe LIMITED

By:	/s/ John Weale
Name:	John Weale
Title:	President & Interim CEO

SIGNATURE PAGE TO

SECOND AMENDMENT AND LIMITED CONSENT TO

CREDIT AGREEMENT

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent, Fronting Bank and as a Lender

By:	/s/ Karen Hanke
Name:	Karen Hanke
Title:	Director

SIGNATURE PAGE TO

SECOND AMENDMENT AND LIMITED CONSENT TO

CREDIT AGREEMENT

HSBC Bank USA National Association

By:	/s/ JIMMY TSE
Name:	JIMMY TSE
Title:	VICE PRESIDENT

SIGNATURE PAGE TO

SECOND AMENDMENT AND LIMITED CONSENT TO

CREDIT AGREEMENT

Citibank, N.A.

By:	/s/ Rahul Rajesh
Name:	Rahul Rajesh
Title:	Vice President

SIGNATURE PAGE TO

SECOND AMENDMENT AND LIMITED CONSENT TO

CREDIT AGREEMENT

ING BANK N.V., LONDON BRANCH

By:	/s/ N J Marchant
Name:	N J Marchant
Title:	Director

By:	/s/ I Taylor
Name:	I Taylor
Title:	Managing Director

SIGNATURE PAGE TO

SECOND AMENDMENT AND LIMITED CONSENT TO

CREDIT AGREEMENT

MORGAN STANLEY BANK, N.A.,

By:	/s/ Melissa James
Name:	Melissa James
Title:	Authorized Signatory

SIGNATURE PAGE TO

SECOND AMENDMENT AND LIMITED CONSENT TO

CREDIT AGREEMENT

Bayerische Landesbank, New York Branch

By:	/s/ JOSEPH C. CAMPAGNA

Name:	JOSEPH C. CAMPAGNA

Title:	SENIOR VICE PRESIDENT

By:	/s/ STEVEN FIELITZ

Name:	STEVEN FIELITZ

Title:	VICE PRESIDENT

SIGNATURE PAGE TO

SECOND AMENDMENT AND LIMITED CONSENT TO

CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A.

By:	/s/ Erin O’Rourke
Name:	Erin O’Rourke
Title:	Managing Director

SIGNATURE PAGE TO

SECOND AMENDMENT AND LIMITED CONSENT TO

CREDIT AGREEMENT